UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2005

CYTOMEDIX, INC.

(Exact name of registrant as it appears in its charter)

Delaware	000-28443	23-3011702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850

(Address of principal executive offices and zip code)

240-499-2680

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitingmaterial pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 7, 2005, Cytomedix Inc., entered into a License Agreement with COBE Cardiovascular, Inc., a member of Sorin Group, whereby Cytomedix grants to COBE Cardiovascular a worldwide license to Cytomedix's Knighton patent for all applications relating to the use of autologous platelet releasate therapies for healing purposes. Under the terms of the License Agreement, COBE Cardiovascular shall make an upfront royalty payment to Cytomedix plus pay royalties of 7.5% and 1.5% of net future sales of disposable products and hardware products, respectively, related to the manufacture, use and sale of platelet releasate therapies.

Cytomedix and COBE Cardiovascular issued the attached press release announcing the License Agreement. The press release is filed as Exhibit 99.1 and incorporated herein by reference.

Attached as Exhibit 99.2 and incorporated herein by reference is the License Agreement between Cytomedix and COBE Cardiovascular dated October 7, 2005.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release, dated October 10, 2005.
99.2	License Agreement between Cytomedix and COBE Cardiovascular, Inc., dated October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

Date: October 11, 2005	By:	/s/ Kshitij Mohan
Kshitij Mohan
Chief Executive Officer